UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 11, 2005

Date of Report (Date of Earliest Event Reported)

HELIX TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6866	04-2423640
(Commission File Number)	(I.R.S. Employer Identification No.)

Mansfield Corporate Center
Nine Hampshire Street
Mansfield, Massachusetts	02048-9171
(Address of Principal Executive Offices)	(Zip Code)

(508) 337-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On July 11, 2005, Helix Technology Corporation, a Delaware corporation (“Helix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brooks Automation, Inc., a Delaware corporation (“Brooks”), and Mt. Hood Corporation, a Delaware corporation and wholly owned subsidiary of Brooks.  Under the terms of the Merger Agreement, which was unanimously approved by the boards of directors of both Helix and Brooks, Helix stockholders will receive 1.11 shares of Brooks common stock for each share of Helix common stock.  Based on the closing price of Brooks common stock on July 8, 2005, the transaction values Helix at $454 million.  Brooks stockholders will own 61% and Helix stockholders will own 39% of the combined company on a fully diluted basis.  The transaction is expected to be tax-free to the stockholders of both companies for U.S. federal income tax purposes.  Completion of the transaction is subject to the applicable Hart-Scott-Rodino waiting period, stockholder approval of each company and other customary closing conditions.  The transaction is expected to occur in the fourth calendar quarter of 2005.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached hereto as Exhibit 2.1 and incorporated herein by reference.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Merger Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Brooks or Helix or any of their respective subsidiaries.

Helix and Brooks issued a joint press release announcing the transaction on July 11, 2005.  A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits

2.1           Agreement and Plan of Merger, dated as of July 11, 2005, among Brooks Automation, Inc., Mt. Hood Corporation and Helix Technology Corporation.

99.1                           Joint press release, dated July 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2005	By:	/s/ James Gentilcore
James Gentilcore
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 11, 2005, among Brooks Automation, Inc., Mt. Hood Corporation and Helix Technology Corporation.

99.1	Joint press release, dated July 11, 2005.